UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2009

NEUROBIOLOGICAL TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-23280	94-3049219
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Powell Street, Suite 800, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 595-6000

NOT APPLICABLE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 27, 2009, Neurobiological Technologies, Inc. (the “Company”) received a letter from Paul E. Freiman resigning from the Board of Directors (the “Board”) of the Company. Mr. Freiman was President and Chief Executive Officer of the Company from May 1997 through December 2008, and had been a member of the Board since April 1997.

The Board believes that Mr. Freiman’s resignation from the Board is related to the Board’s recent termination of Mr. Frieman’s employment as President and Chief Executive Officer. As announced in a Current Report on Form 8-K dated as of June 26, 2008, Mr. Freiman informed the Board that he intended to resign as President and Chief Executive Officer as of December 31, 2008. After Mr. Freiman did not resign on December 31, 2008 as previously indicated, the Board terminated the employment of Mr. Freiman as President and Chief Executive Officer. The Board also did not agree to Mr. Freiman’s request for a severance package that would include compensation other than that he would receive as a director.

The resignation letter from Mr. Freiman is attached to this Current Report on Form 8-K as Exhibit 17.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

17.1	Resignation letter from Paul E. Freiman, dated January 26, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 2, 2009

NEUROBIOLOGICAL TECHNOLOGIES, INC.
By:	/s/ Matthew M. Loar

Matthew M. Loar
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

17.1	Resignation letter from Paul E. Freiman, dated January 26, 2009